Exhibit 99.1
IDENTIX INCORPORATED
NONEMPLOYEE DIRECTORS STOCK AWARD PLAN
     1. Purpose.
          The purpose of this Plan is to offer Nonemployee Directors of Identix Incorporated an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring shares of the Company’s Common Stock. This Plan provides for the issuance of Awards of Restricted Stock.
     2. Definitions.
          As used herein, the following definitions shall apply:
          (a) “Administrator” means the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in Section 3.
          (b) “Affiliate” means a parent or subsidiary corporation as defined in the applicable provisions (currently, Sections 424(e) and (f), respectively) of the Code.
          (c) “Applicable Laws” means the requirements relating to the administration of restricted stock plans and to the grant or issuance of awards and shares under such plans, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards or shares of Common Stock are issued under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.
          (d) “Award” means an award of shares of Restricted Stock granted under this Plan, including an Initial Award or an Annual Award (in each case as set forth in Section 6 below).
          (e) “Award Agreement” means the written agreement described in Section 6 evidencing the issuance of an Award to a Nonemployee Director and containing the terms, conditions and restrictions pertaining to such Award.
          (f) “Awardee” means a Nonemployee Director who is issued an Award under this Plan.
          (g) “Board” means the Board of Directors of the Company, as constituted from time to time.
          (h) “Change in Control” means the occurrence of any one of the following:
               (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;
               (ii) the solicitation of proxies (within the meaning of Rule 14a 1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

               (iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, or any merger or reorganization of the Company, whether or not another entity is the survivor, or other transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction.
          (i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
          (j) “Common Stock” means the Common Stock of the Company.
          (k) “Company” means Identix Incorporated, a Delaware corporation.
          (l) “Disability” means permanent and total disability as determined by the Administrator in accordance with the standards set forth in Section 22(e)(3) of the Code.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
          (n) “Fair Market Value” means as of any given date (a) the closing price of the Common Stock on the Nasdaq National Market as reported in the Wall Street Journal; or (b) if the Common Stock is no longer quoted on the Nasdaq National Market, but is listed on another established stock exchange or quoted on any established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal.
          (o) “Nonemployee Director” means any person who is a member of the Board but is not an employee of the Company or any Affiliate of the Company and has not been an employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a director does not in itself constitute employment for purposes of this definition.
          (p) “Plan” means this Identix Incorporated Nonemployee Directors Stock Award Plan, as it may be amended from time to time.
          (q) “Restricted Stock” means the shares of Common Stock issued under this Plan where such shares are issued to the Awardee immediately upon grant (whether or not such shares are subject to vesting or forfeiture restrictions).
          (r) “Reverse Vesting” means that the shares of Common Stock subject to an Award are subject to a right of forfeiture with the right of forfeiture expiring in accordance with the vesting schedule in Section 6(c).
          (s) “Section” unless the context clearly indicates otherwise, refers to a Section of this Plan.
          (t) “Tax Date” means the date defined in Section 7(c).
          (u) “Termination” means, for purposes of the Plan, with respect to an Awardee, that the Awardee has ceased to be, for any reason, a member of the Board of the Company.
     3. Administration.
          (a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee complying with the Applicable Laws (in either case, the “Administrator”). The Administrator shall have no authority, discretion or power to select the Nonemployee Directors who will receive Awards hereunder or to set the number of shares of Common Stock subject to Awards granted hereunder, the timing of the issuance of such Awards or the period within which such Awards or the shares subject thereto shall vest and become nonforfeitable. In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is permissible under the Applicable Laws. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.
          (b) Administrator Determinations Binding. Subject to the limitations set forth in Section 3(a), the Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award issuance and any Award Agreement and may otherwise supervise the administration of the Plan. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Awardees. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan or any Restricted Stock issuance.
     4. Eligibility.
          Only Nonemployee Directors may receive Awards under this Plan.
     5. Shares Subject to Plan.
          (a) Aggregate Number. Subject to Section 9, the total number of shares of Common Stock reserved and available for issuance as Restricted Stock under this Plan shall be 330,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired by the Company in private transactions or open market purchases, but all shares actually issued under the Plan regardless of source shall be counted against the 330,000 share limitation. If shares of Common Stock issued as Restricted Stock pursuant to this Plan are reacquired by, or forfeited to, the Company, such Common Stock shall not again be available for issuance as Restricted Stock under this Plan. To the extent the number of shares of Restricted Stock issued pursuant to this Plan is reduced to satisfy withholding tax obligations, the number of shares withheld to satisfy the withholding tax obligations shall not be available for later grant under the Plan.
          (b) Rights as a Stockholder. An Awardee shall have all rights as a stockholder with respect to any shares of Common Stock issued to the Awardee as evidenced by the appropriate entry on the books of the Company or its duly authorized transfer agent and issuance of a stock certificate evidencing such shares. Subject to Section 8, adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is after the date the certificate is issued. However, dividends on shares underlying Restricted Stock Awards that are subject to any restrictions, including Reverse Vesting, shall be subject to the same restrictions, including those set forth in Section 6(c), as the shares of Restricted Stock on which the dividends were paid.
     6. Issuance of Awards. This Section 6 is intended to operate automatically without need for administration by the Administrator.
          (a) Automatic Grant of Initial Awards. Subject to the terms and conditions of this Plan, if any person who is not, and has not been in the preceding twelve months, an officer or employee of the Company is elected or appointed as a member of the Board, then on the effective date of such appointment or election the Company shall automatically grant to such new Nonemployee Director: (i) 10,000 shares of Restricted Stock if less than six months have elapsed since the Company’s last annual meeting of the stockholders or (ii) 5,000 shares of Restricted Stock if at least six months have elapsed since the Company’s last annual meeting of stockholders. An issuance of shares of Restricted Stock under this Section 6(a) shall be referred to as an “Initial Award.”
          (b) Automatic Grant of Annual Awards. Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following the annual meeting of stockholders of the Company (even if held on the same day as the meeting of stockholders) commencing with the annual meeting of stockholders held in 2005 and ending the day prior to the annual meeting of stockholders held in 2015, the Company shall automatically grant to each such Nonemployee Director remaining on the Board following such stockholders meeting 10,000 shares of Restricted Stock. An issuance of shares of Restricted Stock under this Section 6(a) shall be referred to as an “Annual Award.”
          (c) Vesting and Forfeiture Provisions.
               (i) All Awards granted under this Section 6 will be subject to Reverse Vesting. Subject to the Awardee not having experienced a Termination during such period, one fourth of the total number of shares subject to any Award will vest and become nonforfeitable at the end of each three-month period which elapses after the date of issuance, so that assuming no Termination during such period, all shares of Restricted Stock under one Award will be fully vested and nonforfeitable on the first anniversary of the date of issuance of such Award.
               (ii) Forfeiture.
                    (A) Reverse Vesting. In the event of the Termination of the Awardee, all of the shares of Restricted Stock held by the Awardee which have not vested and which remain forfeitable as of the date of Termination shall be forfeited to the Company as of such date, without payment by the Company of any amount with respect thereto.
                    (B) Procedure. Any forfeiture will be effected by the Company in such manner and to such degree as the Administrator, in its sole discretion, determines, and will in all events (including as to the provisions of this Section 6(c)) be subject to the Applicable Laws.
                    (C) Escrows and Pledges. To enforce any restrictions on shares of Restricted Stock including restrictions related to Reverse Vesting, the Administrator may require the Awardee to deposit the certificates representing shares of Restricted Stock, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.
          (d) Limitation on Other Issuances. The Administrator shall have no discretion to issue Awards under this Plan other than as set forth in this Section 6.
          (e) Award Agreement. As soon as practicable after the issuance of an Award, the Awardee and the Company shall enter into a written Award Agreement which specifies the date of issuance, the number of shares of Common Stock subject to the Award, and the other terms and conditions applicable to the Award.
          (f) Transferability. No shares of Restricted Stock issued hereunder shall be transferable until the shares of Restricted Stock are vested and nonforfeitable.
     7. Payment and Taxes upon Issuance of Restricted Stock.
          (a) Purchase Price. The shares of Restricted Stock will be issued under this Plan with no purchase price.
          (b) Tax Withholding. In the event there are any federal, state, local or foreign withholding tax obligations arising with respect to an Award, the Awardee shall pay to the Company in cash, or such other method of consideration as permitted by the Administrator and as permitted by Applicable Laws, promptly upon issuance of an Award or, if later, the date that the amount of such obligations becomes determinable (in either case, the “Tax Date”), all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon issuance or vesting of the Award or from a transfer or other disposition of shares of Restricted Stock or otherwise related to shares of Restricted Stock.

     8. Adjustment of Shares.
          Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award and the number of shares subject to outstanding Awards shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares.
     9. Effect of Change in Control.
          In the event of a Change in Control, any Awards outstanding as of the date such Change in Control is determined to have occurred and not then vested shall become fully vested and nonforfeitable as of immediately prior to the effective time of such Change of Control.
     10. No Right to Directorship.
          Neither this Plan nor any Award issued hereunder shall confer upon any Awardee any right with respect to continuation of the Awardee’s membership on the Board or shall interfere in any way with provisions in the Company’s Certificate of Incorporation and By-Laws relating to the election, appointment, terms of office, and removal of members of the Board.
     11. Legal Requirements.
          The Company shall not be obligated to offer or sell any Restricted Stock unless the Common Stock subject to this Plan is at that time effectively registered or exempt from registration under the applicable securities laws and the offer and sale of the Common Stock is otherwise in compliance with all Applicable Laws, including applicable securities laws and the regulations of any stock exchange on which the Company’s securities may then be listed. The Company shall have no obligation to register the securities covered by this Plan under the applicable securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under such laws. The Company shall have no liability in the event it cannot issue an Award or any shares under this Plan in compliance with this Section 11. Upon being issued an Award, an Awardee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Award or subsequent transfers of any interest in the shares of Common Stock subject to the Award to comply with applicable securities laws. Certificates evidencing shares of Common Stock issued under the Plan shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Award Agreements.
     12. Duration and Amendments.
          (a) Duration. This Plan shall become effective upon adoption by the Board provided, however, that no Restricted Stock shall be issuable unless and until approval of the Plan by the stockholders of the Company, voting at a validly called stockholders’ meeting, is obtained within 12 months after adoption of the Plan by the Board.
          (b) Amendment and Termination. The Board may amend, alter or discontinue the Plan or any restrictions relating to unvested Awards or shares subject to Awards granted under the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of an Awardee under an outstanding Award without the Awardee’s consent. In addition, the Board may not amend or alter the Plan without the approval of stockholders of the Company if such approval is required by the Applicable Laws including without limitation the rules of any stock exchange or quotation system on which the Common Stock is listed or quotes.
          (c) Effect of Amendment or Termination. No Awards shall be issued or granted under this Plan after the termination hereof. Termination or amendment of this Plan shall not affect any Award previously issued or granted under this Plan.